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              ENVIRONMENTAL TECTONICS CORPORATION AND SUBSIDIARIES
                        SCHEDULE 21 LIST OF SUBSIDIARIES

                                                                        %
Name                                    Jurisdiction                Ownership
----                                   ------------                 ---------

Entertainment Technology Corporation         PA                       100%
ETC International Corporation             Barbados                    100%
ETC-PZL Aerospace Industries               Poland                      65%